UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2015

Oaktree Capital Group, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35500	26-0174894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

(213) 830-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 16, 2015, the board of directors of Oaktree Capital Group, LLC (the “Company”) approved a unit designation (the “Unit Designation”) in connection with the issuance of 12,998,725 Class A units representing limited liability company interests of the Company (the “Class A Units”).

The Unit Designation specifies that the Class A Units (the “Exchanged Units”) issued to each person in the exchange described in Item 8.01 below (individually, an “Exchanging Member” and collectively, the “Exchanging Members”) are subject to certain restrictions on the sale or transfer of such Exchanged Units that prohibit the sale or transfer of any Exchanged Units without the prior written consent of the Company (which consent may be withheld in the Company’s sole discretion) set forth in the Unit Designation and the Third Amended and Restated Operating Agreement of the Company, dated as of August 31, 2011 (as amended, modified, supplemented or restated through the date hereof, the “Operating Agreement”), except as follows (and otherwise in accordance with the Operating Agreement): (1) the Exchanged Units held by each Exchanging Member are subject to a restriction on transfer that shall lapse with respect to one-twelfth of such Exchanged Units held by such Exchanging Member on the second business day after the Company publicly releases its quarterly earnings results with respect to (A) the fourth fiscal quarter of 2015 and (B) each fiscal quarter thereafter, with the result that such transfer restriction will lapse in its entirety on the second business day after the Company publicly releases its quarterly earnings results with respect to the Company’s third fiscal quarter for 2018, (2) for Exchanging Members receiving Exchanged Units pursuant to an exchange of limited partnership units (“OCGH Units”) of Oaktree Capital Group Holdings, L.P. (“OCGH”) that are unvested, such Exchanging Members will be subject to the same vesting periods and conditions, forfeiture provisions and other similar terms and conditions applicable to such unvested OCGH Units pursuant to the terms of the grant thereof, and (3) each Exchanging Member who provides (or has provided) services to the Company or any of its affiliates shall not transfer any Exchanged Units issued to such Exchanging Member unless (A) such Exchanging Member is at least 65 years old in age at the time of such transfer, (B) such transfer would occur after the first anniversary of the effective date as of which such Exchanging Member permanently ceased to provide services to the Company and its affiliates, or (C) after giving effect to such transfer, the remaining number of Exchanged Units and OCGH Units held by such Exchanging Member is at least equal to the number that is 25% of the number of OCGH Units that were issued to such Exchanging Member on or after January 1, 2014 (“Post-2013 OCGH Units”) and that have vested at the time of such transfer (with the calculation of such vesting taking into account any vesting that has occurred in respect of the Exchanged Units issued to such Exchanging Member in exchange for Post-2013 OCGH Units). The Unit Designation does not supersede or limit any additional transfer restrictions to which an Exchanging Member may be subject under the Operating Agreement, any equity plan, award or grant or other agreement, or any applicable policies of the Company to which such Exchanging Member may be subject.

Item 8.01	Other Events.

On November 16, 2015, pursuant to an effective shelf registration statement filed on Form S-3, the Company issued 12,998,725 Class A Units in exchange for 12,998,725 OCGH Units held by the limited partners of OCGH pursuant to the Second Amended and Restated Exchange Agreement, dated as of March 29, 2012, by and among the Company, OCGH, OCM Holdings I, LLC, Oaktree Holdings, Inc., Oaktree AIF Holdings, Inc., Oaktree Holdings, Ltd. and the other parties from time to time party thereto (as amended, modified, supplemented or restated through the date hereof).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.	Unit Designation, effective November 16, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2015	OAKTREE CAPITAL GROUP, LLC

	By:	/s/ Todd E. Molz
		Name:	Todd E. Molz
		Title:	General Counsel and Chief Administrative Officer